                                                                 EXHIBIT (16)(d)

AVERAGE ANNUAL TOTAL RETURN COMPUTATION
NO LOAD


   FUND:  EQUITY GROWTH FUND

                n
FORMULA:  P(1+T) = ERV

  WHERE:  P =  A hypothetical initial payment of $1,000

          T =  Average annual total return

          N =  Number of years

        ERV = Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the 1, 5, or 10 year (or other) periods at the end of the 1, 5, or 10 year (or other) periods (or fractional portion thereof).


                                         AVERAGE
                               ENDING    ANNUAL
                DATES        REDEEMABLE  RATE OF
  PERIOD       COVERED         VALUE     RETURN    * FORMULA
--------------------------------------------------------------------------------
From Fund      12/14/90
Inception      to 4/30/92     1285.8     18.24%   @RATE(1,285.80, 1,000, 1.5)




-----


** PERIOD = 1.5 YEARS

 * LOTUS 123   @RATE FUNCTION:

               @RATE (fv,pv,term)  The periodic interest rate necessary for present value "pv," to grow to future value
                                   "fv," over the number of compounding periods in "term."

                                        1/n
                                   fv
                                   ----        -1
                                   pv

          FUND NAME
-----------------------------------
GALAXY EQUITY GROWTH FUND, INC.
DATE OF FUND INCEPTION:  14-Dec-90
FUND'S FISCAL YEAR-END:  OCTOBER 31


                                    N.A.V.         BEGINNING
INITIAL        SALES     $ AMOUNT   AT FUND        NUMBER OF
INVESTMENT     LOAD      INVESTED  INCEPTION      SHARES HELD
--------------------------------------------------------------------------
 $10,000       0.00%     $10,000   $10.00         1000.0000


                                                             PER SHARE    PER SHARE
       RECORD         EI-           PAY           MONTH        INCOME      CAP GAIN     REINVESTMENT      MONTH-END
        DATE         DATE           DATE            END       DIVIDEND   DISTRIBUTION       PRICE           N.A.V.
     ------------------------------------------------------------------------------------------------------------------------
   INCEPTION OF FUND                          14-Dec-90        $0.0000        $0.0000         $10.00         $10.00
       21-Dec-90      N/A        27-Dec-90    31-Dec-90        $0.0000        $0.0000         $10.02         $10.02
          N/A         N/A           N/A       31-Jan-91        $0.0000        $0.0000         $10.59         $10.59
          N/A         N/A           N/A       28-Feb-91        $0.0000        $0.0000         $11.25         $11.25
       20-Mar-91    21-Mar-91    27-Mar-91    31-Mar-91        $0.0490        $0.0000         $11.52         $11.48
          N/A         N/A           N/A       30-Apr-91        $0.0000        $0.0000         $11.54         $11.54
          N/A         N/A           N/A       31-May-91        $0.0000        $0.0000         $11.97         $11.97
       20-Jun-91    21-Jun-91    27-Jun-91    30-Jun-91        $0.0490        $0.0000         $11.37         $11.31
          N/A         N/A           N/A       31-Jul-91        $0.0000        $0.0000         $11.84         $11.84
          N/A         N/A           N/A       31-Aug-91        $0.0000        $0.0000         $12.17         $12.17
       20-Sep-91    21-Sep-91    27-Sep-91    30-Sep-91        $0.0450        $0.0000         $11.84         $11.37
          N/A         N/A           N/A       31-Oct-91        $0.0000        $0.0000         $11.99         $11.99
          N/A         N/A           N/A       30-Nov-91        $0.0000        $0.0000         $11.50         $11.50
       19-Dec-91    20-Dec-91    27-Dec-91    31-Dec-91        $0.0520        $0.0000         $12.00         $12.85
          N/A         N/A           N/A       31-Jan-92        $0.0000        $0.0000         $12.74         $12.74
          N/A         N/A           N/A       29-Feb-92        $0.0000        $0.0000         $12.81         $12.81
       16-Mar-92    17-Mar-92    25-Mar-92    31-Mar-92        $0.0350        $0.0000         $12.77         $12.51
          N/A         N/A           N/A       30-Apr-92        $0.0000        $0.0000         $12.61         $12.61
          N/A         N/A           N/A       31-May-92        $0.0000        $0.0000


                      TOTAL VALUE        CUMULATIVE
       RECORD          OF SHARES          FROM FUND      PRIOR        PRIOR           YEAR
        DATE             HELD             INCEPTION     3 MONTHS    12 MONTHS        TO-DATE      MONTHLY
     ----------------------------------------------------------------------------------------------------
   INCEPTION OF FUND   $10,000.00          0.00%          N/A         N/A            N/A            N/A
       21-Dec-90       $10,020.00          0.20%          N/A         N/A            0.20%          0.20%
          N/A          $10,590.00          5.90%          N/A         N/A            6.69%          5.69%
          N/A          $11,250.00         12.50%         12.50%       N/A           12.28%          5.23%
       20-Mar-91       $11,528.83         15.29%         15.06%       N/A           15.06%          2.48%
          N/A          $11,589.09         15.89%          9.43%       N/A           15.66%          0.52%
          N/A          $12,020.91         20.21%          6.85%       N/A           19.97%          3.73%
       20-Jun-91       $11,407.08         14.07%         -1.06%       N/A           13.84%         -5.11%
          N/A          $11,941.50         19.42%          3.04%       N/A           19.18%          4.69%
          N/A          $12,274.44         22.74%          3.11%       N/A           22.50%          2.79%
       20-Sep-91       $12,017.35         20.17%          5.36%       N/A           19.93%         -2.09%
          N/A          $12,138.85         21.30%          1.65%       N/A           21.15%          1.01%
          N/A          $11,642.77         16.43%         -5.15%       N/A           16.20%         -4.09%
       19-Dec-91       $13,085.90         30.66%          8.73%      30.40%         30.40%         12.22%
          N/A          $12,954.06         29.54%          6.72%      22.32%         -0.86%         -0.86%
          N/A          $13,026.23         30.25%         11.87%      15.78%         -0.31%          0.55%
       16-Mar-92       $12,756.05         27.56%         -2.37%      10.64%         -2.37%         -2.07%
          N/A          $12,858.02         28.58%         -0.74%      10.95%         -1.59%          0.80%
          N/A